UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 18, 2011
                               (JANUARY 18, 2011)

                TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)


                          NEVADA 000-28323 98-0368586
             (State or other jurisdiction (Commission (IRS Employer
               of incorporation) File Number) Identification No.)


         64 DIVISION AVENUE, SUITE 106, LEVITTOWN, NEW YORK 11756-2999
              (Address of principal executive offices) (Zip Code)


                                 (516) 605-0388
               Registrant's telephone number, including area code


             1530-9TH AVENUE S.E., CALGARY, ALBERTA, CANADA T2G 0T7 (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
        230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
        240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
        Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
        Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 18, 2011 Tire International Environmental Solutions Inc. (the "Company") completed a Purchase Agreement (the "Agreement") with Antonio Care, the Company's Chief Executive Officer. Under the Agreement, the Company is acquiring all of the outstanding stock of Tonmik Import/Export Solutions, Inc ("Tonmik") in exchange for the Company's $1.7 million cash flow note (the "Note"). Tonmik is a Montreal based distributor of recycled rubber products to big box retailers that are currently manufactured using purchased recycled crumb rubber at its facility in China. Tonmik has been operating its Chinese manufacturing facility for 6 years. The Company expects to develop a fully integrated scrap-tire-to-finished product business capitalizing on the consumer demand for Tonmik finished product order flow that could not be maximized with the Tonmik Chinese facilities. The Note is payable in quarterly installments of interest at 10% per annum and principal to the extent of 50% of Tonmik's free cash flow after all of its operating, debt and any new equipment costs are satisfied with a final installment due on December 31, 2015. The purchase of the Tonmik shares will be completed upon the delivery of the Tonmik December 31, 2010 financial statements, certificates of corporate good standing and the deliver of all of the Tonmik shares. Upon completion of the acquisition of Tonmik the Company will become an operating company. Tonmik reported for the nine months ended September 30, 2010 $2.7 million in revenue and $442,000 in Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") and $1.1 million in revenue and $207,000 in EBITDA is for year ended December 31, 2009. See the attached Purchase Agreement (Attachment I) and Tonmik Financial Statements (Attachment II).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.

January 18, 2011
                                       By: /s/ Martin J. Sergi
                                           Martin J. Sergi
                                       Chief Financial Officer

                               PURCHASE AGREEMENT

                                 BY AND BETWEEN

                 TIRE INTERNATIONAL ENVIRONMENTAL SYSTEMS, INC.

                                 AS THE BUYER,

                                      AND

                                  ANTONIO CARE

                                 AS THE SELLER

                          DATED AS OF JANUARY 18, 2011

                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT, dated as of January 18, 2011 (this "Agreement"), is made by and between Tire International Environmental Systems, Inc., a Nevada corporation (the "Buyer") and Antonio Care (the "Seller").

                              W I T N E S S E T H:

      WHEREAS, the Seller is the sole stockholder of Tonmik Import/Export Solutions, Inc. a corporation organized under the laws of Quebec ("Tonmik");

      WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell, assign and transfer to the Buyer, all of the issued and outstanding Stock (as defined below) of Tonmik;

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter contained, the parties hereby agree as follows:

                             ARTICLE I DEFINITIONS

      For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

            "Buyer" has the meaning set forth in the introductory paragraph of this Agreement.

            "Buyer Indemnitees" has the meaning set forth in Section 12.1(a) of this Agreement.

            "Claims" means all demands, claims, actions or causes of action, assessments, suits, proceedings, disputes, investigations, Losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges, and/or amounts paid in settlement, including, without limitation, costs, fees and expenses of attorneys, court costs, experts, accountants, appraisers, consultants, witnesses, investigators or any other Persons employed or retained in connection with any of the foregoing.

            "Closing" has the meaning set forth in Section 4.1 of this Agreement.

            "Closing Date" has the meaning set forth in Section 4.1 of this Agreement.

            "Confidential Information" has the meaning set forth in Section 8.4(c) of this Agreement.

            "Environment" has the meaning set forth in Section 5.17(g) of this Agreement.

            "Environmental Condition" means a condition of the soil, subsoil, surface waters, groundwater, stream sediments or air, including the presence or Release of a Hazardous Substance, at, under, or migrating from a property that, by virtue of Environmental Laws and the operation and ownership of Tonmik's business, (a) requires investigatory, corrective or remedial measures by Tonmik or the Buyer or (b) comprises a basis for claims against, demands of or liabilities of Tonmik or the Buyer by any Person, including, without limitation, adjacent land owners. "Environmental Condition" shall be limited to those conditions existing before or after the Closing Date resulting from any activity, inactivity or operations of Tonmik before the Closing Date.

            "Environmental Laws" means applicable Federal, provincial, regional, municipal or local statutes, regulations or by-laws and all policies, directives or guidelines issued by a Governmental Authority, any of which relate to the protection of the Environment.

            "Equipment and Machinery" means (a) all the equipment, machinery, fixtures and improvements, tooling, spare parts, supplies, furniture, mobile equipment, tractors, trailers, and vehicles owned or leased by Tonmik on the Closing Date, and all replacements for any of the foregoing, (b) any rights of Tonmik to the warranties (to the extent assignable) and licenses with respect to the aforesaid items, and (c) any related Claims, credits, rights of recovery and set-off with respect to any of the foregoing.

            "Files and Records" means all files and records, whether in hard copy, magnetic or electronic format, of Tonmik relating to its business or employees, including, without limitation, customer files, equipment maintenance records, warranty records for equipment, maintenance records and sales tax exemption certificates.

            "Financial Statements" has the meaning set forth in Section 5.6 of this Agreement.

            "GAAP" means the generally accepted accounting principles for financial reporting in Canada.

            "Governmental Authority" means any agency, department, court or any other administrative, legislative or regulatory authority of any foreign, Federal, state, provincial, local or municipal governmental body.

            "Governmental  Authorizations"  has the meaning set forth in Section
5.10 of this Agreement.

            "Hazardous Substance" means any pollutant, contaminant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls, or any hazardous or toxic constituent thereof, and includes, but is not limited to, any substance or material defined or regulated as such under Environmental Laws.

            "Insurance Policies" has the meaning set forth in Section 5.15 of this Agreement.

            "Intellectual Property" has the meaning set forth in Section 5.18 of this Agreement.

            "Licenses and Permits" has the meaning set forth in Section 5.10 of this Agreement.

            "Lien" means any lien, mortgage, deed of trust, security interest, charge, pledge, retention of title agreement, title defect, easement, encroachment, condition, reservation, restriction, covenant, right of way or other encumbrance affecting title.

            "Losses" has the meaning set forth in Section 12.1(a) of this Agreement.

            "Organizational Documents" means the certificate or articles of incorporation, memorandum or articles of association, certificate of formation, operating, partnership or limited liability company agreement, by-laws or similar organizational or governing documents or instruments, including all amendments thereto of a Person.

            "Party's Event of Breach" has the meaning set forth in Section 12.4 of this Agreement.

            "Party Indemnitee" has the meaning set forth in Section 12.4 of this Agreement.

            "Permitted Liens" means (i) Liens for Taxes not yet due and payable,
(ii) Liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation and (iii) any other Liens listed on Tonmik's balance sheet dated as of December 31, 2010.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or any Governmental Authority.

            "Purchase Price" has the meaning set forth in Section 3.1(a) of this Agreement.

          "Purchased Company" means Tonmik.

            "Purchased  Intellectual  Property"  has  the  meaning  set forth in
Section 5.18 of this Agreement.

            "Purchased Stock" has the meaning set forth in Section 2.1(a) of this Agreement.

            "Release" means the releasing, spilling, emitting, leaking, pumping, injecting, depositing, disposing or discharging into the Environment of any Hazardous Substance.

         "Rights" has the meaning set forth in Section 5.3 of this Agreement.

            "Seller" has the meaning set forth in the introductory paragraph of this Agreement.

            "Seller  Confidential  Information"  has  the  meaning  set forth in
Section 9.2 of this Agreement.

            "Seller Indemnitees" has the meaning set forth in Section 12.2(a) of this Agreement.

            "Seller Liabilities" shall mean each of the following liabilities, obligations or commitments:

                 (a) any liabilities of Tonmik in existence as of or arising prior to or on the Closing that are not specifically disclosed in writing by the Seller pursuant to this Agreement and the exhibits and schedules hereto;

                 (b) all liabilities associated with the Purchased Stock relating to any Claims, litigation or arbitrations in existence as of or arising prior to or on the Closing not disclosed on Tonmik's balance sheet dated as of December 31, 2010;

                 (c) any Losses (which, for purposes hereof, shall include the costs of remediation of any violation of any Environmental Law or of an Environmental Condition) associated with the Purchased Stock arising from or in any way relating to any Environmental Condition, or any actual or alleged violation of Environmental Law (including the failure to have or obtain Permits required by any Environmental Law) occurring or commencing prior to the Closing Date;

                 (d) Any liability associated with the Purchased Stock for, relating to or in respect of:

                        (i) Taxes of Tonmik for any Pre-Closing Tax Period not disclosed on Tonmik's balance sheet dated as of December 31, 2010;

                        (ii) Any provision of state, provincial, local, or foreign law for Taxes of the Seller at any time before the Closing with Tonmik and any liability for Taxes of any Person by contract, agreement or otherwise arising prior to the Closing; and

                        (iii) breaches by the Seller of the representations and warranties set forth in Section 5.8 and for breaches by the Seller of the covenants, obligations and agreements set forth in Article VIII;

                 (e) To the extent not reflected on Tonmik's balance sheet dated as of December 31, 2010, any liabilities in respect of the employment or termination of any employees of Tonmik, relating to the period prior to the Closing (including, without limitation, any Claims, civil penalty or other cause of action by any current or former employee, governmental entity, or any other party against the Buyer), except for liabilities relating to accrued but unused vacation days and sick time with respect to employees who remain employed by Tonmik after the Closing;

                 (f) any liability or obligation associated with the Purchased Stock with respect to Real Property used by Tonmik arising or relating to any condition existing prior to the Closing; or

                 (g) Any liability associated with the Purchased Stock with respect to Benefit Plans arising prior to the Closing Date not disclosed on Tonmik's balance sheet dated as of December 31, 2010.

            "Seller Liability Cap" means the initial principal balance of the Secured Promissory Note issued to the Buyer as consideration for the purchase of the Purchased Stock.

            "Seller's Event of Breach" has the meaning set forth in Section 12.1(a) of this Agreement.

            "Stock" with respect to Tonmik, means shares of capital stock or any other equity securities, and any other shares of stock issued or issuable therefore, or any options, warrants or other rights to acquire any of the above.

            "Taxes" means any Federal, state, provincial, local, foreign, or other tax of any kind whatsoever (together with any interest, penalties, or additions imposed with respect thereto), including, without limitation, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, service, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, recording, registration, value added, alternative or add-on minimum, estimated, rental, lease, ad valorem, or other tax.

            "Tax Returns" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any governmental authority in connection with the determination, assessment, collection or administration of any Taxes.

            "Tonmik" has the meaning set forth in the introductory paragraph of this Agreement.

            "Tonmik  Material  Adverse  Effect"  has  the  meaning  set forth in
Section 5.1 of this Agreement.

            "Transaction Expenses" has the meaning set forth in Section 16.4 of this Agreement.


                                   ARTICLE II
                               PURCHASE AND SALE

        SECTION 2.1 TRANSFER OF STOCK AND ASSETS

                 (a) Subject to the terms and conditions set forth in this Agreement, the Seller shall sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, on the Closing Date all of the issued and outstanding Stock of Tonmik, (the "Purchased Stock").

                 (b) The sale, transfer, conveyance, assignment and delivery by the Seller of the Purchased Stock shall be made free and clear of all Liens.

                                  ARTICLE III
                                 PURCHASE PRICE

           SECTION 3.1 PURCHASE PRICE. Subject to the terms and conditions set forth in this Agreement, the aggregate purchase price to be paid to the Seller for the Purchased Stock shall be One Million Seven Hundred Thousand and no/100 US Dollars (US$1,700,000.00)(the "Purchase Price"), expressed in Dollars.

           SECTION 3.2 PAYMENT OF PURCHASE PRICE. Subject to the terms and conditions set forth in this Agreement, the Buyer shall issue a promissory note on the Closing Date to the Seller, having an initial par value, equal to the Purchase Price, bearing interest at the rate of 10% (the "Promissory Note"). Said Promissory Note shall provide for the payment of interest quarterly, beginning on the last day of March, 2011 and continuing on the last day of each following calendar quarter. Interest shall be calculated on the basis of twelve months of 30 days each and a year of 360 days. Principal payments would be made quarterly on the last day of each calendar quarter, being on the last day of March, 2011 and shall be equal to 50% of available cash flow (defined as cash after debt service on existing Tonmik debt and necessary equipment purchases), with a final maturity on December 31, 2015.

                                   ARTICLE IV
                                    CLOSING

           SECTION 4.1 CLOSING. The closing of the sale and purchase of the Purchased Stock contemplated hereby (the "Closing") shall take place at the offices of Buyer, at 10:00 a.m. on the fifth Business Day following the satisfaction or waiver by the party entitled to the benefit of such condition of each of the conditions set forth in Articles XIII and XIV, or on such other date and place as shall be mutually agreed upon by the Seller and the Buyer (the "Closing Date").

           SECTION 4.2 ITEMS TO BE DELIVERED BY THE SELLER AT THE CLOSING.

      In addition to the other deliveries or actions required to be delivered or performed hereby, at the Closing, the Seller shall deliver or cause to be delivered to the Buyer the following:

                 (a) A certificate duly executed and delivered representing the Purchased Stock registered in the name of the Buyer;

                 (b) The corporate seal and all of the minute books and stock transfer books of Tonmik;

                 (c) Copies of the Organizational Documents of Tonmik, certified by the appropriate official of its jurisdiction of incorporation;

                 (d)   Certificates   from   the  appropriate  official  of  the
     jurisdiction of incorporation to the effect that Tonmik is in good standing and subsisting in such jurisdiction; and

                 (e) A Tonmik balance sheet, dated as of December 31, 2010, prepared in accordance with GAAP.

           SECTION 4.3 ITEMS TO BE DELIVERED BY THE BUYER AT THE CLOSING.

      In addition to the other deliveries or actions required to be delivered or performed hereby, at the Closing, the Buyer shall deliver or cause to be delivered to the Seller the following:

                 (a) The officer's certificate contemplated by Section 13.1;

                 (b) The Promissory Note.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller hereby represents and warrants to the Buyer that the statements contained in this Article V are true and correct, except as set forth in the disclosure schedule provided by the Seller to the Buyer on the date hereof (the "Disclosure Schedule").

           SECTION 5.1 CORPORATE ORGANIZATION. Tonmik is a corporation that is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and it has all requisite corporate or other power and authority to own its properties and assets and to conduct its business as now conducted. Tonmik is duly qualified to do business as a foreign corporation in good standing in every jurisdiction in which the character or location of the properties and other assets owned or leased by it or the nature of the business conducted by it makes such qualification necessary; except where the failure to so qualify would not reasonably be expected to result in a material adverse effect on Tonmik, or its business (a "Tonmik Material Adverse Effect").

           SECTION 5.2 AUTHORIZATION AND VALIDITY OF AGREEMENTS. The Seller has all requisite power and authority to enter into, execute and deliver this Agreement and to carry out his obligations hereunder and thereunder. This Agreement and the other agreements and instruments delivered by the Seller pursuant to this Agreement have been duly executed and delivered by the Seller and constitute his valid and binding obligation, enforceable against him in accordance with their respective terms.

           SECTION 5.3 CAPITALIZATION. Schedule 5.3 sets forth the authorized Stock of Tonmik and the owners of record of all of the issued and outstanding Stock of Tonmik. The Seller is the record owner of, and has full power and authority to convey, the Purchased Stock free and clear of any Lien, and, upon delivery of and payment for such Purchased Stock as herein provided, the Buyer will acquire good and valid title thereto, free and clear of any Lien. There is no other Stock outstanding and no other outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive, registration or anti-dilutive rights), stock appreciation rights, calls or commitments, agreements or understandings of any character whatsoever (collectively, "Rights") requiring the issuance or sale of shares of any Stock of Tonmik, and there are no contracts or other agreements by which Tonmik may become bound to issue additional shares of Stock or any Rights.

           SECTION 5.4 NO CONFLICT OR VIOLATION. The execution, delivery and performance by the Seller of this Agreement and the other agreements and instruments delivered by him pursuant to this Agreement do not and will not
     (a) violate or conflict with any provision of Tonmik's Organizational Documents, (b) violate any provision of law, or any order, judgment or decree of any Governmental Authority applicable to the Seller, (c) violate or conflict with, or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or result in the termination of, or accelerate the performance required by, any contract, lease, loan agreement or other agreement or instrument to which any of the properties or assets of Tonmik or any of the Purchased Stock is subject, or (d) result in the cancellation, modification, revocation or suspension of any of the Licenses and Permits.

           SECTION 5.5 CONSENTS AND APPROVALS. There are no consents, waivers, authorizations, filings with or approvals of any Governmental Authority or of any other Person that are required in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby, except for those consents, waivers, authorization, filings and approvals, the absence of which would not reasonably be expected to result in a Seller Material Adverse Effect.

           SECTION 5.6 FINANCIAL STATEMENTS. Attached as Schedule 5.6 are true and complete copies of the unaudited balance sheet for Tonmik as of September 30, 2010, and the related statements of income and cash flows for the period ended on such date, together with the notes and schedules thereto, as applicable. The financial statements described in this Section 5.6, including the notes and schedules thereto, are referred to herein collectively as the "Financial Statements." The Financial Statements (a) have been prepared in accordance with GAAP, consistently with the accounting practices previously employed by Tonmik (except as indicated in the notes thereto), (b) present fairly the financial position, results of operations and cash flows of Tonmik as of the date thereof and for the period then ended, (c) are complete, correct and in accordance with the books of account and records of Tonmik, and (d) can be reconciled with the financial records maintained and the accounting methods applied by Tonmik Companies for Canadian and provincial income tax purposes.

           SECTION 5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS.

                 (a) Since September 30, 2010, there has not been:

                   (i) Any material adverse change in the business, operations, properties or condition (financial or other) of Tonmik, taken as a whole, and no factor or condition exists and no event has occurred that would reasonably be expected to result in any such change;

                   (ii) Any material loss, damage, or other casualty to Tonmik, taken as a whole, whether or not covered by insurance; or

                 (b) Since September 30, 2010, Tonmik has operated its Business in the ordinary course of business consistent with past practice and have not:

                   (i) incurred or failed to pay or satisfy any material obligation or liability (whether accrued, contingent or otherwise) relating to the operations of the Business;

                   (ii) incurred or failed to discharge or satisfy any Lien that is not a Permitted Lien;

                   (iii)   intentionally   defaulted   on   any  obligation,  or
unintentionally defaulted on any material obligation relating to its Business;

                   (iv) taken or omitted to take any other action, which would, had it been taken subsequent to the date hereof, constitute a breach of the provisions of Section 8.1; or

                   (v) entered into any agreement or made any commitment to do any of the foregoing.

               SECTION 5.8 TAX MATTERS.

                 (a) (i) Tonmik has not made any payments, are not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under the Internal Revenue Code Section 280G.

                   (ii) All installments or other payments on account of Taxes that relate to periods for which Tax Returns are not yet due have been paid on a timely basis. There are no arrangements providing for an extension of time with respect to the filing of, or assessment or reassessment of, any Tax Return of Tonmik or the payment of any Taxes payable by Tonmik. Canadian Federal and provincial income tax assessments have been issued to Tonmik covering all past periods up to and including the fiscal years ended on or before September 30, 2009 and such assessments, if any amounts were owing in respect thereof, have been paid or settled, and only fiscal years ended subsequent to September 30, 2009 remain open for assessment of additional Taxes. There are no actions, suits or other proceedings or claims in progress, pending or threatened against Tonmik in respect of any Taxes, and in particular there are no currently outstanding reassessments, written inquiries or written notices of deficiencies which have been issued or raised, as the case may be, by any governmental authority relating to any such Taxes. No claim has ever been made by an authority in a jurisdiction where Tonmik does not, file Tax Returns that Tonmik is or may be subject to taxation by that jurisdiction.

                   (iii) Tonmik have withheld, collected and paid to the proper Governmental Authority all Taxes required to have been withheld, collected and paid by Tonmik including, without limitation, any Taxes in connection with (A) amounts paid or owing to any shareholder, employee or any non-resident of Canada and (B) goods and services received from or provided to any Person.

                   (iv) No steps have been taken by any Governmental Authority to assess any additional Taxes (including any source deductions or Employment Insurance or Canada Pension Plan premiums) against Tonmik for any period for which Tax Returns have been filed nor are there any actual or pending investigations of any such entity relating to Taxes. The Seller has made available to the Buyer correct and complete copies of all of the Tax Returns of Tonmik and all written notices of assessment which have been received by Tonmik, examination reports or statements of deficiencies assessed against or agreed to by Tonmik for all taxable periods for which the statute of limitations has not yet closed and any correspondence relating thereto.

                   (v) Tonmik (A) is not a party to any Tax allocation or sharing agreement, (B) has not been a member of an affiliated, combined or unitary group filing a combined, unitary or other return for provincial, local or foreign tax purposes reflecting the income, assets, or activities of Affiliates, or (C) has no liability for the Taxes of any Person other than itself under any provision of Federal, provincial, local or foreign law as a transferee or successor, or by contract, or otherwise. Tonmik is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for Tax purposes.

                   (vi) The tax basis of the assets of Tonmik by category, including the classification of such assets and the amounts claimed for capital cost allowances with respect to the depreciable property or legible capital property as reflected in its Tax Returns and related work papers is true and correct.

                   (vii) There are no circumstances existing at or prior to the Closing Date which could, in themselves, result in the application of any of Sections 80 to 80.03 of the Income Tax Act (Canada) (the "ITA") or any equivalent provincial or foreign provision to Tonmik. Tonmik has not (A) made any election pursuant to Section 80.04 of the ITA or any equivalent provincial or foreign provision in which it is an eligible transferee, (B) filed, or will file in respect of any taxation year ending on or before the Closing Date, an agreement pursuant to Section 191.3 of the ITA or any equivalent provincial or foreign provision, (C) claimed, and shall not claim in its Tax Returns for any taxation year ending on the Closing Date, any reserve under any of Sections 40(1)(a)(iii) or 20(1)(n) of the ITA or any equivalent provincial provision of any amount could be included in the income of Tonmik for any period ending after the Closing Date in respect of any such reserve, or (D) deducted any amounts in computing its income in a taxation year which may be included in income in a subsequent year under Section 78 of the ITA.

                   (viii) The shares of Tonmik are not taxable Canadian property for purposes of the ITA.

                   (ix) Tonmik is not a non-resident of Canada under the ITA.

           SECTION 5.9 OPERATION OF THE BUSINESS; SUFFICIENCY OF ASSETS. Tonmik has good and marketable title to all of the assets owned or used by it and, upon consummation of the transactions contemplated by this Agreement, such assets shall be free and clear of all Liens, other than Permitted Liens.

     The assets owned or used by Tonmik comprise all assets and services required for the continued conduct of the Business as now being conducted by Tonmik. The assets owned or used by Tonmik in connection with the Business are adequate for the purposes for which such assets are currently used or are held for use, and are in working repair and operating condition and there are no facts or conditions affecting such assets which could, individually or in the aggregate, interfere materially with the use or operation thereof as currently used or operated.

           SECTION 5.10 LICENSES AND PERMITS. Schedule 5.10 sets forth a true and complete list, including the owner or holder thereof, of all of the material licenses, permits, franchises, authorizations, registrations, approvals and certificates of occupancy (or their equivalent) ("Governmental Authorizations") issued or granted to Tonmik by any Governmental Authority (collectively, the "Licenses and Permits"), and all pending applications therefor. Such scheduled Licenses and Permits comprise all of the Governmental Authorizations necessary or required for the operation of the Business as currently conducted. All material Governmental Authorizations held by Tonmik or used in connection with the Business have been duly obtained, are valid and in full force and effect, and are not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel, suspend or declare any such Governmental Authorization invalid in any respect; The Governmental Authorizations are owned or held, as applicable, by Tonmik free and clear of all Liens.

           SECTION 5.11 COMPLIANCE WITH LAW. The operations of Tonmik and its Business have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all Governmental Authorities having jurisdiction over Tonmik and its assets, properties and operations. Neither the Seller nor Tonmik has received written notice of any violation of any such law, regulation, order or other legal requirement, or are in default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Authority.

           SECTION 5.12 LITIGATION. There are no Claims pending or, to the knowledge of the Seller, threatened, before any Governmental Authority brought by or against the Seller, Tonmik or Tonmik's officers, directors, employees, agents or Affiliates involving, affecting or relating to Tonmik's Business, Tonmik, or the Purchased Stock or the transactions contemplated by this Agreement. Neither the Seller nor Tonmik are subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority specifically naming Tonmik that affects or would reasonably be expected to affect Tonmik's Business, Tonmik, the Purchased Stock, or that would or would reasonably be expected to interfere with the transactions contemplated by this Agreement. Schedule 5.12 lists all pending or threatened litigation brought by or against the Seller, Tonmik or its Business, or the Purchased Stock.

               SECTION 5.13 LABOR MATTERS.

                 (a) Tonmik is not a party to (i) any employment agreement or consulting agreement with any Person, (ii) any agreement, policy or past practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law), (iii) any collective bargaining agreement or other labor union contract, nor does the Seller know of any activities or proceedings of any labor union to organize any employees of Tonmik, (iv) or subject to any conciliation agreements, consent decrees or settlements with respect to their employees. The transactions contemplated hereby do not cause or give rise to the payment of any severance or "change of control" payments to any employee of Tonmik.

                 (b) Tonmik is in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment.

                 (c) There is no unfair labor practice charge or complaint pending or to the knowledge of the Seller and Tonmik threatened before any Governmental Authority relating to Tonmik, including, without limitation, the Canada Industrial Relations Board and any labor relations board of any province or territory of Canada.

                 (d) There is no labor strike, material slowdown or material work stoppage or lockout pending or threatened against or affecting Tonmik, and Tonmik has not experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to their employees.

                 (e) There is no representation, claim or petition pending before any Governmental Authority, including, without limitation, the Canada Industrial Relations Board and any labor relations board of any province or territory of Canada, and no question concerning representation exists relating to the employees of Tonmik.

                 (f) There are no charges with respect to or relating to Tonmik pending before any Governmental Authority responsible for the prevention of unlawful employment practices.

                 (g) Neither the Seller nor Tonmik has received written notice from any Governmental Authority responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of it relating to the Business and no such investigation is in progress.

                 (h) Neither the Seller nor Tonmik has any liability in Canada for sick leave, vacation time, severance pay or similar items or any occupational disease of any of its employees, former employees or other Persons.

               SECTION 5.14 EMPLOYEE PLANS.

                 (a) Schedule 5.14(a) sets forth a complete and correct list of all benefit plans and all employment, compensation, bonus, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change of control or other benefit plans, programs or arrangements, in each case, which are maintained, contributed to or sponsored by Tonmik on behalf of any current or former employees of the Business, or for which Tonmik has any liability, contingent or otherwise (collectively, the "Benefit Plans").

                 (b) The Benefit Plans have been operated and administered in all material respects in accordance with their terms and the requirements of applicable law, except for such failures as would not reasonably be expected to result in a Seller Material Adverse Effect. All contributions and all payments required to have been made to or under any Benefit Plan have been properly made, except for such failures as would not reasonably be expected to result in a Seller Material Adverse Effect.

                 (c) There is no Claim (excluding claims for benefits incurred in the ordinary course) that is pending or, to the knowledge of the Seller, threatened with respect to any of the Benefit Plans.

                 (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any current or former employee or consultant of Tonmik, (ii) increase any benefits under any Benefit Plan, or (iii) result in the acceleration of the time of payment, vesting or other rights with respect to any benefits under any Benefit Plan.

                 (e) All pension plans maintained or required to be maintained by Tonmik are duly registered under, and have been maintained in accordance with, all applicable laws, including, without limitation, the administrative policies of Canada Customs and Revenue Agency.

           SECTION 5.15 INSURANCE. Schedule 5.15 lists the fidelity bonds and the aggregate coverage amount and type and generally applicable deductibles of all insurance policies insuring, or maintained by, Tonmik (the "Insurance Policies") with respect to the Business. The Insurance Policies (together with all riders and amendments thereto) are in full force and effect and all premiums due on the Insurance Policies have been paid. Tonmik have complied with the provisions of the Insurance Policies. Neither the Seller nor Tonmik has received any written notice canceling or threatening to cancel or refusing to renew any of the Insurance Policies.
     The rights of the insured under the Insurance Policies will not be terminated or adversely affected by the transactions contemplated hereby. The Seller has made available, or has caused to be made available, to the Buyer or its representatives true and complete originals or copies of all of the Insurance Policies. The Insurance Policies are sufficient to comply with all requirements of applicable law and Licenses and Permits, and are in amounts and coverages customary in the industry for similarly situated companies.

           SECTION 5.16 OWNED REAL PROPERTY; LEASED REAL PROPERTY.

(a) (i) Schedule 5.16(a)(I ) sets forth a complete and accurate description of the real property owned by Tonmik (the "Owned Real Property").

                   (ii) All building, structures and improvements on the Owned Real Property and the operations therein conducted conform in all material respects to all applicable zoning and building laws, Environmental Laws, ordinances and administrative regulations, and neither the Seller nor Tonmik has received any written notice of violation of the foregoing from any Governmental Authority, and all such buildings, structures, improvements and fixtures are in good order, condition and repair.

                   (iii) Neither the Seller nor Tonmik has received any written notice nor has any knowledge that any operations on or uses of the Owned Real Property constitute non-conforming uses under any applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements. Neither the Seller nor Tonmik has knowledge of or has received any written notice of any pending or contemplated rezoning proceeding affecting the Owned Real Property.

                   (iv) The Owned Real Property has access to public roads, streets or the like or valid easements over private streets, roads or other private property providing ingress to and egress from such Owned Real Property.

                   (v) Neither the Seller nor Tonmik has received any written notice from any utility company or municipality of any fact or condition which could reasonably be expected to result in the discontinuation of presently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services for the Owned Real Property. The Owned Real Property has adequate rights of access to all water, sewer, sanitary sewer and storm drain facilities and community services. All public utilities necessary or convenient to the full use, occupancy, disposition and enjoyment of the Owned Real Property are located in the public right-of-way abutting the Owned Real Property and all such utilities are connected so as to serve the Owned Real Property without passing over other property.

                   (vi) Neither the Seller nor Tonmik has knowledge of any proposed reassessment of the Owned Real Property by the local taxing agencies, and there is no pending or threatened special assessment, tax reduction proceeding or other action which could reasonably be expected to increase or decrease real property taxes or assessments against the Owned Real Property.

                 (b) The Owned Real Property is not subject to any right or option of any other Person to purchase or lease or otherwise obtain title to an interest in the Owned Real Property. No Person other than Tonmik has any right to use, occupy or lease any of the Owned Real Property.

                 (c) A list of all of the leases (the "Leases") affecting any real property with respect to which Tonmik is a lessor or lessee is set forth on Schedule 5.16(c) (the "Leased Real Property"). Schedule 5.16(c) sets forth the lessor, lessee, commencement date, termination date, renewal or expansion options (if any), options to purchase such Leased Real Property and annual rents for each Lease and the amount of any security deposit delivered pursuant to such Lease. Each of the Leases is valid and enforceable in accordance with its terms and is in full force and effect. The Seller has made available, or has caused to be made available, to the Buyer true and complete copies of each Lease and all documents relating to such Leases including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the Leases. Neither Tonmik, nor any other party to any Lease, is in default of its obligations thereunder or has delivered or received any written notice of default under any Lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any Lease.

                 (d) The plumbing, electrical, heating, air conditioning, ventilating and all other mechanical or structural systems of all buildings and structures located on the Owned Real Property and the Leased Real Property are in good order, condition and repair and the roof, basement and foundation walls of all buildings and structures located on the Owned Real Property and the Leased Real Property are free of leaks and other defects that would reasonably be expected to have an adverse effect on their continued use for the purposes for which they are currently used and are suitable for their actual current use. Tonmik is in possession of valid certificates of occupancy with respect to all buildings and structures located on the Owned Real Property and the Leased Real Property.

                 (e) There are no proceedings in eminent domain or other similar proceedings pending which affect any of the Owned Real Property and the

     Leased Real Property nor, to the knowledge of Seller, is any such matter threatened. Except as disclosed on Schedule 5.16(e), there exists no writ, injunction, decree, order or judgment outstanding relating to the ownership, lease, use, occupancy or operation of any Owned Real Property or any Leased Real Property, nor, to the knowledge of Seller, is any such matter threatened.

                 (f) Neither the Seller nor Tonmik has received written notice of any violation of any applicable statutes, laws, ordinances, regulations, permits or other requirements of any government, or any agency body or subdivision thereof, pertaining to the use, operation, or construction of the Owned Real Property or the Leased Real Property (including, without limitation, those relating to zoning, building, fire, health and safety, environmental control and safety, or the Americans with Disabilities Act or other similar state, provincial, local or foreign legislation) and no such violations exist.

                 (g) Neither the Seller nor Tonmik has received written notice from any of its insurance carriers of any defects or inadequacies in any Owned Real Property or any Leased Real Property which, if not corrected, would result in termination of any Insurance Policy or insurance coverage therefore or an increase in the cost thereof.

                 (h) The buildings, driveways and all other structures and improvements upon the Owned Real Property and the Leased Real Property are within the boundary lines of such property or have the benefit of valid easements and there are no encroachments thereon that would adversely affect the current use thereof.

           SECTION 5.17 ENVIRONMENTAL MATTERS. Each of the Buyer and the Seller agree that the only representations and warranties of the Seller herein as to any environmental matters are those contained in this Section 5.17.
     Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the representations and warranties contained in Sections 5.10, 5.11 and 5.12 do not relate to environmental matters.

                 (a) All of the Licenses and Permits required under Environmental Laws and material to the operation of the Business have been obtained and maintained in effect in good standing by Tonmik. The Seller is aware of no material change in the facts or circumstances reported or assumed in the applications for such Licenses and Permits. Tonmik is in compliance, and at all times have complied in all material respects, with all Environmental Laws applicable to the operations associated with the Business, the Owned Real Property, the Leased Real Property and each of the properties formerly owned, leased or operated by them with respect to the periods during which Tonmik owned, leased or operated such properties (the "Former Real Property") and with all of the Licenses and Permits issued pursuant to any Environmental Law, except where the failure to do so would not reasonably be expected to have a Seller Material Adverse Effect. Neither the Seller nor Tonmik has received any written notice of any violation with respect to any of such Licenses or Permits, which violations are outstanding or uncured as of the date hereof, and no proceeding is pending, or to the knowledge of the Seller, threatened, to revoke or limit any of such Licenses or Permits. All of such Licenses and Permits are listed on Schedule 5.17(a).

                 (b) To the Seller's knowledge, Tonmik has not performed or suffered any act which could give rise to, or has otherwise incurred, individually or in the aggregate, a material liability to any Person, including itself, under any Environmental Law, nor has the Seller or Tonmik received notice of any such liability or any Claim therefor or submitted notice pursuant to Section 103 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. ("CERCLA") to any governmental agency nor provided information in response to a request for information pursuant to Section 104(e) of CERCLA or any analogous state, provincial or local information gathering authority.

                 (c) No Hazardous Substance has been Released on, at, or beneath any of the Owned Real Property, the Leased Real Property or the Former Real Property or any surface waters or groundwaters thereon or thereunder by the Seller or Tonmik or, to their knowledge, by any other Persons, in excess of the levels prescribed or permitted under Environmental Laws.

                 (d) To the Seller's knowledge, there are not and have not been any aboveground or underground storage tanks, polychlorinated biphenyls or asbestos-containing materials located at or within the Owned Real Property or the Leased Real Property that were used in the conduct of the Business.

                 (e) None of the Owned Real Property, the Leased Real Property or the Former Real Property is identified or, to the Seller's knowledge, proposed for listing on the National Priorities List under 40 C.F.R. ss.300 Appendix B, or any analogous list of any Government Authority and neither the Seller nor Tonmik is aware of any Environmental Conditions on such properties which, if known to a Governmental Authority, would mandate the inclusion of such property on any such list.

                 (f) The Seller has furnished, or caused to be furnished, to the Buyer copies of all environmental studies, assessments or reports relating to Tonmik, the Leased Real Property, the Owned Real Property and the Former Real Property in its possession or under its control.

                 (g) To the Seller's knowledge, none of the Owned Real Property, the Leased Real Property or the Former Real Property, or any current or previous business operations conducted by Tonmik, is the subject of any pending or threatened investigation or judicial or administrative proceeding, notice, decree or settlement respecting any actual, potential or alleged violation of any Environmental Law, or any Releases of Hazardous Substances into any surface water, ground water, drinking water supply, soil, land surface, subsurface strata, or ambient air, or in the workplace at a level that exceeds standards established by an applicable Governmental Authority (collectively, the "Environment"). Neither the Seller nor Tonmik has received in writing from any Governmental Authority, insurance company or other Person: any request for information that Tonmik is the subject of an investigation under Environmental Laws; notice of any potential or alleged violations of any Environmental Laws or of any proposed order under any Environmental Laws; or any order or proposed order requiring any of such parties to prepare studies, action plans, or clean-up strategies as required by an Environmental Law because of an Environmental Condition on any of the Owned Real Property, the Leased Real Property or the Former Real Property.

                 (h) The Seller has not, with respect to the Business, reported any violation of any applicable Environmental Law to any Governmental Authority; and no Releases have occurred on any of the Owned Real Property, Leased Real Property or Former Real Property while those properties were used by Tonmik for the operation of its Business or, to Seller's knowledge, previously, which would require Tonmik to report to any Governmental Authority under CERCLA or any analogous state, provincial or foreign law.

                 (i) Tonmik has not sent, transported, or directly arranged for the transport of any solid waste or Hazardous Substance, whether generated by Tonmik or another Person, to any site listed on the National Priorities List or, to the Seller's knowledge, proposed for listing on the National Priorities List or any analogous state or provincial list of sites.

                 (j) There is not now, nor has there been, on or in any Owned Real Property, Leased Real Property or Former Real Property during the periods when Tonmik owned, leased or operated such properties, any treatment, recycling, storage or disposal of any hazardous waste, as those terms are defined under 40 C.F.R. Part 261 or any state, provincial or foreign equivalent, except in material compliance with Environmental Laws.

           SECTION   5.18  INTELLECTUAL  PROPERTY  AND  OTHER  TANGIBLE  ASSETS.
     Schedule 5.18 contains a list of all domestic and foreign patents, patent rights, patents pending, patent applications and registrations, industrial designs, trademarks, trademark rights, trademark applications, trademark registrations, trade names, trade name rights, domain names, service marks, registered copyrights, computer software, databases, licenses and other proprietary rights and all know how relating to the foregoing (collectively, the "Intellectual Property") owned, licensed or used by Tonmik (the "Purchased Intellectual Property"), and indicates the owner and/or licensee and registration status and registration number thereof. Except as indicated on Schedule 5.18, Tonmik owns, or has a valid license to use, the Purchased Intellectual Property in the manner currently used by it. The Purchased Intellectual Property is valid and neither the Seller nor Tonmik has received, or has knowledge of, any written challenges to the validity thereof. Tonmik is not infringing upon or in violation of the Intellectual Property of any other Person. To the knowledge of the Seller and Tonmik, none of the Purchased Intellectual Property is being infringed upon by any Person or is otherwise used or available for use by any Person other than Tonmik.

           SECTION 5.19 ORGANIZATIONAL DOCUMENTS. Copies of the certificates of incorporation of Tonmik (as certified by a Governmental Authority of the jurisdiction of its organization) and copies of the by-laws of Tonmik and all amendments thereto and all other Organizational Documents of Tonmik have been made available to the Buyer, and such copies, as so amended, are true, complete and accurate. Tonmik is not in violation of any of its Organizational Documents.

           SECTION 5.20 UNLAWFUL OR UNDISCLOSED PAYMENTS. Neither the Seller, with respect to the conduct of the Business, nor Tonmik, nor any Person acting on their behalves, has made any payments or otherwise provided any benefits, direct or indirect, to any customer, supplier, Governmental Authority or otherwise, or to any employee or agent thereof, for the purpose of acquiring purchase or sales relationships, or otherwise, that:

                 (a) may be unknown or undisclosed to the employers of any Persons who received any such payments (provided that payments reflected in the financial records of any such Persons shall be deemed known and disclosed);

                 (b) are unlawful, in any respect; or

                 (c) are not fully disclosed as such on the books and records of Tonmik (and have been disclosed in writing to the Buyer).

           SECTION 5.21 DISCLOSURE OF CONFIDENTIAL INFORMATION TO OTHERS; NON-COMPETITION AGREEMENTS.

                 (a) There are no currently existing and effective contracts or agreements to which Tonmik is a party and which restrict it from engaging in the Business as currently conducted or from competing with any other Person.

                 (b) There are no non-disclosure or similar such agreements to which the Seller or Tonmik is a party that binds either of them with respect to information provided to Tonmik other than any such agreements entered into in the ordinary course of business.

                 (c) There are no non-disclosure, non-competition or similar such agreements with respect to which Tonmik is a beneficiary.

           SECTION 5.22 CLOSURE BONDS. Schedule 5.22 sets forth a description of all of the "closure bonds" issued to or on behalf of, guaranteed by or otherwise controlled by Tonmik, or by the Seller with respect to the Business to be transferred to the Buyer (the "Closure Bonds").

                    ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer hereby represents and warrants to the Seller as follows:

           SECTION 6.1 CORPORATE ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own its properties and assets as now conducted.

           SECTION 6.2 CAPITALIZATION OF THE BUYER. Other than the Stock in the Buyer held by [Investco LLC], there is no other Stock outstanding and no other Rights requiring the issuance or sale of any Stock of the Buyer, and there are no contracts or other agreements by which Buyer may become bound to issue additional Stock or any Rights relating such Stock. Neither the Buyer nor, to the Buyer's knowledge, its stockholders, is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Stock of any of Buyer.

           SECTION 6.3 AUTHORIZATION AND VALIDITY OF AGREEMENTS. The Buyer has all requisite corporate power and authority to enter into this Agreement and the other agreements and instruments delivered by the Buyer under this Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other agreements and instruments delivered by the Buyer under this Agreement and the performance of the Buyer's obligations hereunder and thereunder have been duly authorized by all necessary action by the members of the Buyer, and no other corporate proceedings on the part of the Buyer are necessary to authorize such execution, delivery and performance. This Agreement and the other agreements and instruments delivered by the Buyer under this Agreement have been duly executed by the Buyer and constitute its valid and binding obligations, enforceable against it in accordance with their respective terms.

           SECTION 6.4 NO CONFLICT OR VIOLATION. The execution, delivery and performance by Buyer of this Agreement and the other agreements and instruments delivered by it pursuant to this Agreement do not and will not
     (a) violate or conflict with any provision of Buyer's Organizational Documents, (b) violate any provision of law, or any order, judgment or decree of any Governmental Authority applicable to the Buyer, (c) violate or conflict with, or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or result in the termination of, or accelerate the performance required by, any contract, lease, loan agreement or other agreement or instrument to which any of the properties or assets of Buyer is subject; except, in the case of clauses (b) and (c) above, for such violations, conflicts, breaches, defaults, terminations, accelerations, which would not reasonably be expected to result in a material adverse effect on the Buyer.

           SECTION 6.5 CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement on behalf of the Buyer do not require the consent, waiver, authorization or approval of any Governmental Authority or of any other Person.

           SECTION 6.6 INVESTMENT PURPOSES. The Buyer is acquiring the Purchased Stock for its own account for investment and not with a view to the distribution thereof, and agrees that it shall not make any sale, transfer or other disposition of such Stock in violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                  ARTICLE VII
                             INTENTIONALLY OMITTED

                                  ARTICLE VIII
                            COVENANTS OF THE SELLER

           SECTION 8.1 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE.

                 (a) Without the prior written consent of the Buyer, between the date hereof and the Closing Date, the Seller shall not, and shall cause Tonmik not to, except (1) as required or expressly permitted pursuant to the terms hereof, (2) as set forth on Schedule 8.1(a), or (3) in the ordinary course of business consistent with past practice:

                   (i) make any material change in the conduct of its Business

                   (ii)   take   any   action   that  would  cause  any  of  the
representations and warranties made by it in this Agreement not to remain true and correct in all materials respects;

                   (iii) adopt any new employee benefit plan or arrangement for Tonmik employees, or increase the compensation of its employees other than pursuant to plans, arrangements or increases generally applicable to employees of Tonmik; or

                   (iv) commit to do any of the foregoing.

                 (b) From and after the date hereof through the Closing Date, the Seller shall, and shall cause Tonmik to:

                   (i) use commercially reasonable efforts to continue to maintain, in all material respects, its Business in accordance with present practices in a condition suitable for their current use,

                   (ii) file, when due or required, its Federal, state, provincial, foreign and other Tax Returns required to be filed and pay when due all the Taxes, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

                   (iii) keep, and cause Tonmik to keep, the Files and Records in the ordinary course consistent with past practice;

                   (iv) use commercially reasonable efforts to continue, and to cause Tonmik to continue, to maintain existing business relationships with customers with respect to the Business; and

                   (v) notify the Buyer no later than three (3) Business Days following the date of any notice or other communication from any Governmental Authority, in connection with the transactions contemplated by this Agreement.

           SECTION  8.2 CONSENTS AND APPROVALS. Prior to the Closing, the Seller
     (a) shall, at its own cost and expense, use commercially reasonable efforts to obtain all necessary consents, waivers, authorizations, and approvals of all Governmental Authorities and all other Persons required in connection with the execution, delivery and performance by the Seller of this Agreement and the other agreements and instruments required to consummate the transactions contemplated hereby, and (b) shall diligently assist and cooperate with the Buyer in preparing and filing all documents, including permits, transfers, modifications and applications required to be submitted by the Buyer to any Governmental Authority, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Buyer in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Buyer all information concerning the Seller that counsel to the Buyer determines is required to be included in such documents or would be helpful in obtaining any such consent, waiver, notation, authorization or approval).

           SECTION 8.3 GOVERNMENTAL FILINGS. As soon as practicable, the Seller and the Buyer shall make any and all filings and submissions to any Governmental Authority which are required to be made in connection with the transactions contemplated hereby. The Seller shall furnish to the Buyer such information and assistance as the Buyer may reasonably request in connection with the preparation by them of any such filings or submissions. The Seller shall supply the Buyer and the Buyer shall supply the Seller with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby.

           SECTION 8.4 NON-COMPETE AND NON-SOLICITATION PROVISIONS; CONFIDENTIALITY.

                 (a) The Seller agree that, without the prior written consent of the Buyer, for a period of five (5) years after the Closing Date, the Seller may not, within the United States, Canada or Mexico, directly or indirectly (whether as a stockholder, director, officer, employee, principal,  member,  manager,  agent,  trustee,  partner,  joint  venturer, financing source, consultant or employee or in any other capacity whatsoever), engage in the business of collecting, processing and recycling automobile, truck and other vehicle tires or the manufacturing of products there from.

                 (b)  The  Seller  acknowledges and agrees that the value to the
     Buyer of the transactions contemplated by this Agreement would be substantially diminished if the Seller were to solicit the employment of any employees of Tonmik on the date hereof or on or after the Closing Date. The Seller agrees that, without the prior written consent of the Buyer, for the five (5) year period commencing on the Closing Date he will not make, offer, solicit or induce to enter into, any written or oral arrangement, agreement or understanding regarding employment or retention as a consultant with any person who is, on the date hereof, an employee of Tonmik.

                 (c) The Seller recognizes and acknowledges that information about Tonmik and its Business or relating specifically to the services provided by Tonmik or any phase of its operations or business or financial affairs that is not a matter of public record, including, without limitation, techniques, know-how, plans, contracts, business methods, strategies, technologies, trade secrets, customers, subscribers, distributors, suppliers, inventions and computer programs (collectively, the "Confidential Information"), is not generally known to its competitors. Notwithstanding the foregoing, Confidential Information shall not include any information which is or becomes generally available to the public other than as a result of disclosure in violation of this Agreement. Accordingly, the Seller will not, at any time after the date hereof, directly or indirectly, without the prior written consent of the Buyer: (i) use any Confidential Information for his own benefit; or (ii) except as may be required by law, divulge, disclose or make accessible any of the Confidential Information or any part thereof to any Person for any reason or purpose whatsoever. In the event that the Seller becomes legally compelled to disclose any of the Confidential Information, the Seller will provide the Buyer with prompt notice so that the Buyer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 8.4(c). In the event that such protective order or other remedy is not obtained, or that the Buyer waives compliance with this Section 8.4(c), the Seller will furnish only that portion of the Confidential Information which is legally required.

                 (d) The Seller specifically acknowledges and agrees that the value to the Buyer of the transactions contemplated by this Agreement would be substantially diminished if the Seller does not comply in all respects with this Section 8.4, and the Seller has agreed to the covenants set forth in this Section 8.4 as an inducement to the Buyer to enter into this Agreement. The Seller acknowledges that the Buyer would not purchase the Purchased Stock but for the agreements and covenants of the Seller set forth in this Section 8.4. The Seller acknowledges and agrees that the covenants set forth in this Section 8.4are commercially reasonable and reasonably necessary to protect the interests the Buyer intends to acquire hereunder. The Buyer and the Seller agree that the Buyer will suffer substantial damages in the event of a breach of the provisions of this
     Section 8.4, the amount of which may be difficult to establish promptly and with certainty. The Seller acknowledges and agrees that a monetary remedy for a breach of the covenants set forth in this Section 8.4 hereof may be inadequate and further agree that such a breach would cause the Buyer irreparable harm, and that the Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

                 (e) If a court of competent jurisdiction determines that any of the provisions of this Section 8.4 is unenforceable because of the scope, duration or area of applicability of such provision(s), it is the intention of the parties that the court making such determination (i) shall modify such scope, duration or area, or all of them, only to the extent required to cause such provisions to be deemed enforceable; and (ii) that such provision(s) as so modified shall then be deemed by such court to be applicable and enforceable in such modified form and shall be enforced.

           SECTION 8.5 DISCLOSURE. Until the Closing, the Seller shall have the continuing obligation to promptly supplement or amend the written disclosures being made pursuant to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such written disclosures; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to have been disclosed as of the date of this Agreement for purposes of Section 14.1, but if the Closing occurs, such disclosure shall be deemed to have been disclosed for purposes of Section 12.1. Until the Closing, the Seller shall promptly give to the Buyer written notice upon learning of or having knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement, which notice shall identify and describe the breach in reasonable detail.

           SECTION 8.6 CLOSURE BONDS. The Seller shall cause Tonmik to keep all of its Closure Bonds in effect.

                                   ARTICLE IX
                             COVENANTS OF THE BUYER

           SECTION 9.1 ACTIONS PRIOR TO THE CLOSING DATE. Between the date hereof and the Closing Date, the Buyer shall not take any action which shall cause it to be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement. The Buyer shall use its best efforts to perform all its obligations and satisfy all conditions to Closing to be performed or satisfied by it under this Agreement as soon as practicable, but in no event later than the Closing Date. Until the Closing, the Buyer shall promptly give to the Seller written notice upon learning of or having knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant of the Buyer contained in this Agreement, which notice shall identify and describe the breach in reasonable detail.

           SECTION 9.2 CONFIDENTIALITY. The Buyer recognizes and acknowledges that all information about Tonmik and its Business or relating to the services provided Tonmik or any phase of its operations or business or financial affairs that is not a matter of public record, including, without limitation, techniques, know-how, plans, contracts, business methods, strategies, technologies, trade secrets, customers, subscribers, distributors, suppliers, inventions and computer programs (collectively, the "Seller Confidential Information"), is not generally known to its competitors. Notwithstanding the foregoing, Seller Confidential Information shall not include any information which is or becomes generally available to the public other than as a result of disclosure in violation of this Agreement. Accordingly, the Buyer will not, at any time prior to the Closing Date, except as necessary for the consummation of the transactions contemplated hereby, directly or indirectly, without the prior written consent of the Seller: (i) use the Seller Confidential Information for its own benefit; (ii) except as may be required by law, divulge, disclose or make accessible any of the Seller Confidential Information or any part thereof to any Person for any reason or purpose whatsoever; or (iii) render any services to any Person to whom any of the Seller Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed by or at the instance of the Buyer. In the event that the Buyer becomes legally compelled to disclose any of the Seller Confidential Information, the Buyer will provide the Seller with prompt notice so that the Seller may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 9.2. In the event that such protective order or other remedy is not obtained, or that the Seller waives compliance with this Section 9.2, the Buyer will furnish only that portion of the Seller Confidential Information which is legally required. The Buyer acknowledges and agrees that the covenants set forth in this
     Section 9.2 are commercially reasonable and reasonably necessary to protect the interests of the Seller hereunder. The Buyer agrees that the Seller will suffer substantial damages in the event of a breach of the provisions of this Section 9.2, the amount of which may be difficult to establish promptly and with certainty. The Buyer acknowledges and agrees that a monetary remedy for a breach of the covenants set forth in this Section 9.2 hereof may be inadequate and further agrees that such a breach would cause the Seller irreparable harm, and that the Seller shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. If a court of competent jurisdiction determines that any of the provisions of this Section 9.2 is unenforceable because of the scope, duration or area of applicability of such provision(s), it is the intention of the parties that the court making such determination (i) shall modify such scope, duration or area, or all of them, only to the extent required to cause such provisions to be deemed enforceable; and (ii) that such provision(s) as so modified shall then be deemed by such court to be applicable and enforceable in such modified form and shall be enforced.

           SECTION 9.3 CONSENTS AND APPROVALS. The Buyer shall, at its cost and expense, use reasonable efforts to obtain all necessary consents and approvals of third parties required to be obtained by it to effect the transactions contemplated by this Agreement.

                                   ARTICLE X
                                     TAXES

           SECTION 10.1 TAX RETURNS. For any Pre-Closing Tax Period that is not part of a Straddle Period, the Seller shall and shall cause Tonmik to, timely prepare and file with the appropriate authorities all income Tax Returns required to be filed by or with respect to Tonmik regardless of the due date of such Tax Returns, and shall pay all Taxes shown to be due or required to be paid on such Tax Returns, unless a reserve for such taxes is shown on Tonmik's balance sheet dated as of December 31, 2010. The Seller also shall prepare and timely file, or cause Tonmik to prepare and timely file, all other Tax Returns required to be filed by or with respect to Tonmik that are due on or before the Closing Date, and the Seller shall pay all Taxes shown to be due or required to be paid on such Tax Returns unless a reserve for such taxes is shown on Tonmik's balance sheet dated as of December 31, 2010. The Buyer shall timely prepare and file, or cause Tonmik to prepare and timely file, all other Tax Returns required to be filed by or with respect to Tonmik, and shall pay, or cause Tonmik to pay, all Taxes shown to be due or required to be paid on those Tax Returns. Each party that prepares Tax Returns pursuant to this Section 10.1 shall permit the other party a reasonable opportunity to review and comment on such Tax Returns and shall make such changes as are reasonably requested

           SECTION 10.2 COOPERATION. The Seller, the Buyer, and Tonmik shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors, and other representatives to reasonably cooperate, in preparing and filing all Tax Returns relating to Taxes of Tonmik, including maintaining and making available to each other all records necessary in connection with such Taxes and in resolving all disputes and audits with respect to all taxable periods relating to such Taxes. The Buyer and the Seller recognize and agree that the other party and its Affiliates will need access from time to time after the Closing to certain accounting and Tax records and information held by such party and its respective Affiliates to the extent such records and information pertain to events occurring on or before the Closing Date. Therefore, each of the Buyer and the Seller shall, and the Buyer shall cause Tonmik to, (a) properly retain and maintain such records and information in accordance with the past custom and practice of such Person until such time as such retention and maintenance is no longer reasonably necessary, provided that such records and information shall be retained and maintained until the expiration of the applicable statute of limitations, and (b) allow the other party, its Affiliates and their agents and representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records and information as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the other party's expense. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 10.2 shall be effective until the expiration of the applicable statute of limitations.

           SECTION 10.3 REFUNDS. Except as otherwise provided in this Section 10.3, any refunds or credits of Taxes of Tonmik for any Pre-Closing Tax Period that is not part of a Straddle Period, not shown as an asset on Tonmik's balance sheet dated as of December 31, 2010 shall be for the account of the Seller. Any refunds or credits of Taxes of Tonmik for any Straddle Period, not shown as an asset on Tonmik's balance sheet dated as of December 31, 2010, shall be equitably apportioned between the Seller and the Buyer (based on each party's respective indemnification obligations with respect to such Taxes). Any other refunds or credits of Taxes of Tonmik shall be for the account of the Buyer.

           SECTION 10.4 AMENDED RETURNS. The Seller shall be responsible for filing any amended Tax Returns for Pre-Closing Tax Periods that are not part of a Straddle Period that are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable Federal, state, provincial, local, or foreign taxing authorities for such taxable years as finally determined. For those jurisdictions in which separate income Tax Returns are filed by Tonmik, any required amended income Tax Returns resulting from such examination adjustments, as finally determined, shall be prepared by the Seller and made available to the Buyer for approval (which shall not be unreasonably withheld), signature and filing at least ten (10) days before the due date for filing such amended income Tax Returns.

           SECTION 10.5 AUDITS. The Seller shall allow the Buyer and its counsel to participate in any audits of Tonmik income Tax Returns to the extent that such returns relate to pre-closing periods. The Seller shall not settle any such audit in a manner that would adversely affect the Buyer or Tonmik after the Closing Date.

           SECTION 10.6 CONFLICT. In the event of a conflict between the provisions of this Article X and any other provisions of this Agreement, the provisions of this Article X shall control.

                                   ARTICLE XI
                               EMPLOYEE BENEFITS

               SECTION 11.1 EMPLOYMENT MATTERS.

                 (a)  Notwithstanding anything to the contrary contained herein,
     Schedule 11.1 sets forth a list of those current employees of, and consultants to, Tonmik who the Seller expects will be employees of or consultants to the Buyer or Tonmik as of the Closing and the Seller has not granted any other person any right to become an employee of or consultant to Tonmik after the Closing.

                 (b) Nothing contained herein shall restrict the Buyer in the future in the exercise of its independent business judgment as to the terms and conditions under which the employment of the employees of Tonmik shall continue, the duration of such employment, the basis on which such employment is terminated or the benefits provided to such employees.

               SECTION 11.2 SELLER'S EMPLOYEE BENEFITS INDEMNIFICATION.

                 (a) The Buyer shall not assume any Benefit Plan or liability or obligation under any plan, contract, payroll practice or other arrangement that the Seller or the Controlled Purchased Companies sponsor, contribute to, or participate in on the date hereof, or that they have or may have any liability or obligation under, whether or not disclosed under this Agreement or in any schedule or exhibit hereto.

                 (b) The Buyer shall not assume, and the Seller shall retain and indemnify and hold the Buyer and the Controlled Purchased Companies harmless from and against, all liabilities and claims that may be brought
     (i) by current or former employees (or their respective dependants and beneficiaries) of the Controlled Purchased Companies in connection with their employment or termination of employment with any Controlled Purchased Company on or prior to the Closing Date, (ii) with respect to any Benefit Plan, including, without limitation, any liability for payment of any claim thereunder, or that otherwise arose, as a result of events or conditions occurring on or prior to the Closing Date, or (iii) by current or former independent contractors of any of the Controlled Purchased Companies (or their respective dependents and beneficiaries) in connection with (A) any challenge to their classification as an independent contractor or (B) any Benefit Plan, or (iv) any Benefit Plan or arrangement maintained by any ERISA Affiliate of any of the Controlled Purchased Companies.

           SECTION 11.3 The Seller shall be responsible and retain all liability for giving notification of and providing health care continuation coverage to current or former employees of any of the Controlled Purchased Companies and other "qualified beneficiaries" within the meaning of and as required by ERISA, as amended by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and shall indemnify and hold the Buyer and the Purchased


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     Companies harmless against any liability arising out of any such failure to comply with COBRA; provided, however, that the Buyer shall be responsible and liable for giving notice and providing COBRA continuation coverage to any employee of any of the Controlled Purchased Companies in connection with the Buyer's group medical plan as a result of events occurring after the Closing Date.

                                  ARTICLE XII
                                INDEMNIFICATION

           SECTION 12.1 INDEMNIFICATION BY THE SELLER.

                 (a) Subject to Section 12.1(b), notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of the Buyer, the Seller shall indemnify and defend, save and hold harmless the Buyer, any Affiliate of the Buyer (other than the Seller, but including the Purchased Company), and their respective directors, officers, employees, agents and attorneys (the "Buyer Indemnitees"), from and against any damage, liability, loss, cost, expense (including all costs of any investigation and reasonable attorneys', experts' and consultants' fees), deficiency, interest, penalty, impositions, assessments or fines (collectively, "Losses") arising out of or resulting from the Seller's Event of Breach. As used herein, "Seller's Event of Breach" shall be and mean any one or more of the following:

                   (i) any untruth or inaccuracy in any representation or warranty of the Seller in this Agreement or in any certificate delivered by the Seller at Closing;

                   (ii) any failure of the Seller duly to perform or observe any term, provision, covenant, agreement or condition contained in this Agreement on the part of the Seller to be performed or observed;

                   (iii) any Claim for taxes or interest thereon resulting from for the failure of the Buyer to withhold Taxes owed by the Seller from the Purchase Price under any applicable Law; and

                   (iv) any Claim or cause of action by any party against any Buyer Indemnitee with respect to the Seller Liabilities.

                 (b) The liability of the Seller in connection with or arising out of this Agreement shall be limited to an aggregate amount equal to the Seller Liability Cap. After the Closing the rights of any Buyer Indemnitee hereunder shall be the exclusive remedy of the Buyer Indemnitees with respect to claims for which a remedy exists pursuant to this Section 12.1 (including without limitation, claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement). Notwithstanding the foregoing, in the event that, as a matter of statute or the actions of the Seller prior to the Closing, the Seller would have been liable for a Loss even though such Loss was incurred by Tonmik, the Seller shall become liable for such Loss to the extent required by law.

                 (c) In no event shall the Seller be responsible and liable for any Losses that are consequential, in the nature of lost profits, diminution in value, damage to reputation or the like, special or punitive or otherwise not actual Losses. The Buyer Indemnitiees shall use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the Losses for which indemnification is provided to the Buyer Indemnitees by the Seller under this Section 12.1.

                 (d) In determining the amounts for any Losses hereunder for which the Buyer is entitled to assert a claim for indemnification, the amount of any such Losses shall be determined after deducting therefrom the amount of any insurance proceeds received by the Buyer in respect of such Losses (which recoveries the Buyer agrees to use its best efforts to obtain). If an indemnification payment is received by the Buyer and the Buyer later receives insurance proceeds in respect of the related Loss, the Buyer shall immediately pay to the Seller a sum equal to the lesser of (i) the actual amount of insurance proceeds received, or (ii) the actual amount of the indemnification repayment previously paid by the Seller with respect to such Losses.

           SECTION 12.2 INDEMNIFICATION BY THE BUYER.

                 (a) Subject to Section 12.2(b), notwithstanding the Closing or the delivery of the Purchased Stock, the Buyer shall indemnify and defend, save and hold harmless the Seller and its agents and attorneys (the "Seller Indemnitees") from and against any Losses arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any Buyer's Event of Breach. As used herein, "Buyer's Event of Breach" shall be and mean any one or more of the following:

                   (i) Any untruth or inaccuracy in any representation of Buyer or the breach of any warranty of Buyer in this Agreement or in any certificate delivered by Buyer at Closing;

                   (ii) all Claims arising out of or relating to occurrences of any nature relating to the Purchased Stock , Tonmik and its Business after the Closing Date, whether in contract or tort; and

                   (iii) any failure of the Buyer to duly to perform or observe any term, provision, covenant, agreement or condition contained in this Agreement on the part of the Buyer to be performed or observed.

                 (b) The liability of (i) the Buyer in connection with or arising out of this Agreement shall be limited to an aggregate amount equal to the Buyer Liability Cap; In addition, after the Closing, the rights of the Seller Indemnitee hereunder shall be the exclusive remedy of the Seller Indemnitees with respect to claims for which a remedy exists pursuant to this Section 12.2 (including without limitation, claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement). Notwithstanding the foregoing, in the event that, as a matter of statute or the actions of the Buyer after the Closing, the Buyer or any Buyer Affiliate would have been liable for a Loss even though such Loss was incurred by Tonmik, the Buyer or such Buyer Affiliate shall become liable for such Loss to the extent required by law. In no event shall Buyer be responsible and liable for any Losses that are consequential, in the nature of lost profits, diminution in value, damage to reputation or the like, special or punitive or otherwise not actual Losses. The Seller Indemnitiees shall use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the Losses for which indemnification is provided to the Seller Indemnitees by the Buyer under this Section 12.2.

            (c) In determining the amounts for any Losses hereunder for which the Buyer is entitled to assert a claim for indemnification, the amount of any such Losses shall be determined after deducting therefrom the amount of any insurance proceeds received by the Seller in respect of such Losses (which recoveries the Seller agrees to use its best efforts to obtain). If an indemnification payment is received by the Seller and the Seller later receives insurance proceeds in respect of the related Loss, the Seller shall immediately pay to the Buyer a sum equal to the lesser of (i) the actual amount of insurance proceeds received, or (ii) the actual amount of the indemnification repayment previously paid by the Buyer with respect to such Losses.

            (d) In no event shall Buyer be responsible and liable for any Losses that are consequential, in the nature of lost profits, diminution in value, damage to reputation or the like, special or punitive or otherwise not actual Losses. The Seller Indemnitiees shall use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the Losses for which indemnification is provided to the Seller Indemnitees by the Buyer under this Section 12.2.

           SECTION 12.3 TERM OF INDEMNIFICATION. Except as set forth below, the obligations to indemnify under Section 12.1 and Section 12.2 hereof shall only apply in respect of Losses asserted on or before the date that is two
     (2) years following the Closing Date. Notwithstanding the foregoing, (a) the obligation to indemnify under Section 12.1 hereof in respect of the authority of the Seller, the capitalization of Tonmik, Taxes, and violations of Environmental Laws, shall apply in respect of Losses asserted prior to the end of the statutory period for bringing such claims, and (b) the obligation to indemnify under Section 12.2 hereof in respect of the authority of the Buyer shall apply in respect of Losses asserted prior to the end of the statutory period for bringing such claims.

           SECTION 12.4 PROCEDURES FOR INDEMNIFICATION. If the Seller's Event of Breach or a Buyer's Event of Breach (a "Party's Event of Breach") occurs or is alleged and a Buyer Indemnitee or a Seller Indemnitee (a "Party Indemnitee") asserts that the other party has become obligated to it pursuant to Section 12.1 or Section 12.2, or if any Claim is begun, made or instituted as a result of which the other party may become obligated to a Party Indemnitee hereunder, such Party Indemnitee shall give prompt notice to the other party. The Party Indemnitee shall permit the other party (at its expense) to assume the defense of any Claim; provided, however, that
     (a) the counsel for the other party who shall conduct the defense shall be reasonably satisfactory to the Party Indemnitee (it being understood that if the Seller is required to defend a Claim hereunder that Hale and Dorr LLP is satisfactory for such purpose), (b) the Party Indemnitee may participate in such defense at its own expense, and (c) the omission by the Party Indemnitee to give notice as provided herein shall not relieve the other party of its indemnification obligation except to the extent that such omission results in a failure of actual notice to the other party and the other party is damaged as a result of such failure to give notice. Except with the prior written consent of the Party Indemnitee, the other party shall not, in the defense of any such Claim, consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Party Indemnitee or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Party Indemnitee of a release from all liability with respect to such Claim or litigation. In the event that the Party Indemnitee shall in good faith determine that the conduct of any defense of any Claim subject to indemnification hereunder or any proposed settlement of any such Claim by the other party might be reasonably be expected to affect adversely the ability of the Party Indemnitee to conduct the affairs of the Business in the ordinary course, the Party Indemnitee shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such Claim at the sole cost of the other party (including without limitation reasonable attorneys' fees and disbursements and other amounts paid as the result of such Claim). In the event that the Party Indemnitee does so take over and assume control over the defense of a Claim pursuant to the immediately preceding sentence, the Party Indemnitee (i) shall be entitled to satisfy or settle any such Claim on a reasonable basis, without prior notice to or consent from the other party, (ii) may subsequently make a claim for indemnification with respect to such satisfaction or settlement of such Claim in accordance with the provisions of this Article XII, and (iii) shall be reimbursed, in accordance with the provisions of this Article XII, for any such Losses satisfied or settled and for which the Party Indemnitee establishes that it is entitled to indemnification pursuant to this Article XII. In any such claim for indemnification, the Party Indemnitee agrees that the amount paid to any such third party shall not be determinative of the amount of Claims or Losses suffered by the Party Indemnitee or introduced as evidence of the amount of such Claims or Losses in any such claim for indemnification, and the other party shall have the right to dispute the Party Indemnitee's entitlement to indemnification and the amount for which it is entitled to indemnification under the terms of this Article XII. In the event that the other party does not accept and continue the defense of any matter as provided above, the Party Indemnitee shall have the full right to defend against any such Claim, and to satisfy or settle any such Claim, without prior notice to or consent from the other party, subject in each case to the limitations set forth in the prior two sentences of this Section 12.4. In any other event, the Party Indemnitee shall have no right to settle or agree to pay any claim to which it is entitled to indemnification hereunder.

           SECTION 12.5 PURCHASE PRICE ADJUSTMENT. The Buyer and the Seller shall treat any payments under this Article XII as an adjustment to the Purchase Price for all Federal, provincial, state and local income tax purposes.

                                  ARTICLE XIII
               CONDITIONS PRECEDENT TO PERFORMANCE BY THE SELLER

      The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Seller in its sole discretion:

           SECTION 13.1 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The representations and warranties of the Buyer contained in this Agreement shall be true and correct (i) at and as of the date hereof, and (ii) on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except in either such case (i) or (ii) where the failure to be so true and correct would not reasonably be expected to have a Buyer Material Adverse Effect, and the Seller shall have received a certificate dated the Closing Date and signed by any officer of the Buyer to that effect.

           SECTION 13.2 PERFORMANCE OF THE OBLIGATIONS OF THE BUYER. The Buyer shall have performed in all material respects all obligations required under this Agreement to be performed by the Buyer on or before the Closing Date, and the Seller shall have received a certificate dated the Closing Date and signed by any officer of the Buyer to that effect.

           SECTION 13.3 CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any Governmental Authority required or desired in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

           SECTION 13.4 NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any Governmental Authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Authority, that declares this Agreement invalid or unenforceable in any respect or that prevents the consummation of the transactions contemplated hereby shall be in effect, and no action or proceeding before any Governmental Authority shall have been instituted or threatened by any government or Governmental Authority which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, and which in any such case has a reasonable likelihood of success in the opinion of counsel to the Seller.

           SECTION 13.5 DELIVERY OF DOCUMENTS. Each document required to be delivered pursuant to Section 4.3 must have been delivered.

                                  ARTICLE XIV
                CONDITIONS PRECEDENT TO PERFORMANCE BY THE BUYER

      The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

           SECTION 14.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The representations and warranties of the Seller contained in this Agreement shall be true and correct (i) at and as of the date hereof, and (ii) on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except in either such case (i) or (ii) where the failure to be so true and correct would not reasonably be expected to have a Seller Material Adverse Effect, and the Buyer shall have received certificates dated the Closing Date and signed by the Seller to that effect.

           SECTION 14.2 PERFORMANCE OF THE OBLIGATIONS OF THE SELLER. The Seller shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date, and the Buyer shall have received certificates dated as of the Closing Date and signed by Seller to that effect.

           SECTION 14.3 CONSENTS AND APPROVALS. All consents, waivers, novations, authorizations and approvals of any Governmental Authority and of any other consent, waiver, novations, authorization and approvals set forth on Schedule 5.5 of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

           SECTION 14.4 NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any Governmental Authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Authority, that declares this Agreement invalid in any respect or that prevents the consummation of the transactions contemplated hereby, or that materially and adversely affects the assets, properties, operations, net income or financial condition of Tonmik or its Business shall be in effect, and no action or proceeding before any Governmental
     Authority  shall  have  been  instituted  by any government or Governmental
     Authority which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, and which in any such case has a reasonable likelihood of success in the opinion of counsel to the Buyer.

           SECTION 14.5 NO MATERIAL ADVERSE CHANGE. During the period from October 1, 2010 through the Closing, there shall not have been any change in the business, operations, or financial condition of Tonmik or its Business that would reasonably be expected to have a Seller Material Adverse Effect.

           SECTION 14.6 DELIVERY OF DOCUMENTS. Each document required to be delivered pursuant to Section 4.2 must have been delivered.

           SECTION 14.7 LICENSES AND PERMITS. All Licenses and Permits shall be in full force and effect except for Licenses and Permits which if not in full force and effect would not reasonably be expected to result in a Seller Material Adverse Effect.

                                   ARTICLE XV
                                  TERMINATION

           SECTION 15.1 CONDITIONS OF TERMINATION. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing: (a) by mutual consent of the Seller and the Buyer, (b) by either the Seller or the Buyer if the other party shall have breached this Agreement in any material respect and such breach cannot be cured by December 31, 2010 (c) by the Seller if at said date, any of the conditions set forth in Article XIII shall not have been met, unless the Seller's breach of this Agreement is the reason for the failure of such conditions to be satisfied, or (d) by the Buyer if at said date, any of the conditions set forth in Article XIV shall not have been met, unless the Buyer's breach of this Agreement is the reason for the failure of such conditions to be satisfied.

           SECTION 15.2 PROCEDURE UPON TERMINATION. In the event of termination by the Seller or by the Buyer or by the Seller and the Buyer pursuant to
     Section 15.1 and written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement are terminated as provided herein:

                 (a) the Seller and the Buyer each will return all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                 (b) All Confidential Information received by the Seller or the Buyer with respect to the business of the other party or its subsidiaries shall be treated in accordance with Section 8.7; and

                 (c) such termination shall not in any way limit or restrict the rights and remedies of the Seller or the Buyer against the other party hereto which has violated or breached any of the representations, warranties, agreements or other provisions of this Agreement prior to the termination hereof.

           SECTION 15.3 EFFECT OF TERMINATION. In the event of termination pursuant to Section 15.1, or as otherwise provided in this Agreement, this Agreement shall become null and void and have no effect, with no liability on the part of the parties, or their directors, officers, agents or stockholders, with respect to this Agreement, except for (a) the liability of a party for expenses pursuant to Section 16.4, (b) liability for breach of this Agreement, and (c) the provisions of Section 8.7(c) and Section 9.2
     .

                                  ARTICLE XVI
                                 MISCELLANEOUS

           SECTION 16.1 SURVIVAL OF PROVISIONS. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement made herein or in any certificate or other instrument delivered by one of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date), shall be considered to have been relied upon by the other party to this Agreement, as the case may be, and shall survive the Closing Date for a period of two (2) years following the Closing Date, provided that the representations and warranties regarding the corporate or other authority of the Seller and the Buyer, the capitalization of TONMIK, Taxes and violations of Environmental Laws, shall survive until the end of the statutory period for bringing Claims related thereto.

           SECTION 16.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

           SECTION 16.3 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEVEDA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THE PARTIES HERETO IRREVOCABLY ELECT AS THE SOLE JUDICIAL FORUM FOR THE ADJUDICATION OF ANY MATTERS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, AND CONSENT TO THE JURISDICTION OF, ANY STATE OR FEDERAL COURT SITTING FOR LAS VEGAS, NEVADA

           SECTION 16.4 TRANSACTION EXPENSES. Each party hereto shall pay its own expenses, including without limitation, any legal fees (both U.S. and foreign), accounting fees, fees and expenses of consultants and travel and similar expenses (collectively, the "Transaction Expenses"). The Seller shall pay all recording and filing fees that may be imposed by reason of the sale, transfer, assignment and delivery of the Purchased Stock.

           SECTION 16.5 BROKER'S AND FINDER'S FEES. Tonmik is a party to an agreement with Prosperity Systems, Inc. which provides for payments by Tonmik to Prosperity Systems, Inc. under a variety of situations in varying amounts. The Seller shall be solely responsible for the payment of any fees due to Prosperity Systems, Inc. and shall indemnify the Buyer for any claims that may be made against it due to such agreement .. The Buyer represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as it knows, no other broker or other Person is entitled to any commission or finder's fee in connection with any of the transactions contemplated hereby.

           SECTION 16.6 FURTHER ASSURANCES. The Seller shall, at any time and from time to time after the Closing Date, upon the reasonable request of the Buyer and at the expense of the Seller, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further deeds, assignments, transfers and conveyances as may be required for the better assigning, transferring, granting, conveying and confirming to the Buyer or its successors and assigns, or for aiding and assisting in collecting and reducing to possession, the Purchased Stock.

           SECTION 16.7 PUBLIC ANNOUNCEMENTS. Following the execution and delivery of this Agreement, the Buyer may announce publicly that it has reached an agreement with respect to the transactions contemplated herein. Thereafter, prior to the Closing Date, no party hereto shall (and each party hereto shall cause each of Affiliates, successors and assigns not to) furnish any communication (written or oral) to any third party or to the public generally if the subject matter thereof relates to the existence of the Agreement or the other party's involvement herein or to the transactions contemplated hereby without the prior approval of the other party hereto as to the content thereof, which approval may be granted or withheld in the other party's sole discretion; provided however, that the foregoing shall not be deemed to prohibit any disclosure required by any applicable law or Governmental Authority having jurisdiction over such matters, although in any event, the disclosing party shall provide the other party the content of the proposed disclosure and shall reflect all reasonable comments thereon made by the other party. After the Closing
     Date, the Seller and the Buyer shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or government regulation or decree, court process or by obligations pursuant to any listing agreement with any national securities exchange.

           SECTION 16.8 SEVERABILITY. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

           SECTION 16.9 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, (c) on the day after delivery to an overnight courier service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

         If to the Seller:        Antonio Care
                                   9805 Boul Henri Bourassa
                                  Montreal QC
                                  Canada H1C 1G5

         If to the Buyer:         Tire International Environmental Systems, Inc.
                                  9805 Boul Henri Bourassa
                                  Montreal QC
                                  Canada H1C 1G5

         with a copy (which shall not constitute notice) to:

                                  Robert E. Wetzel
                                  20 Braeburn Lane
                                  Barrington Hills, Illinois 60010

         Any party may change its address for the purpose of this Section 16.9 by giving the other party written notice of its new address in the manner set forth above.

           SECTION 16.10 AMENDMENTS; WAIVERS. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

           SECTION 16.11 ENTIRE AGREEMENT. This Agreement and the other documents referred to herein contain the entire understanding between the parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions.

           SECTION 16.12 SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

           SECTION 16.13 NO THIRD PARTY BENEFICIARIES. This Agreement does not create and shall not be construed as creating any rights enforceable by any Person who or which is not a party to this Agreement.

           SECTION 16.14 GENDER; NUMBER. As used in this Agreement, the masculine shall include the feminine and the neuter, the singular shall include the plural and the plural shall include the singular as the context may require.

           SECTION 16.15 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the date first above written.

                                 TIRE INTERNATIONAL ENVIRONMENTAL SYSTEMS, INC.


                                 By: /s/ Martin J. Sergi
                                 Name: Martin J. Sergi
                                 Title: Chief Financial Officer






                                 By:      /s/ Antonio Care
                                          Antonio Care

                       Tonmik Import/Export Solutions Inc
                              Financial Statements
                               September 30, 2010




         Notice to Reader                                   2

         Financial Statements

             Earnings and Deficit                           3

             Balance Sheet                                  4

             Notes to Financial Statements              5 - 6

Notice to Reader







On the basis of information provided by management, we have compiled the balance sheet of Tonmik Import/Export Solutions Inc. as at September 30, 2010 and the statement of earnings and deficit for the nine-month period then ended.

We have not performed an audit or a review engagement in respect of these financial statements and, accordingly, we express no assurance thereon.

Readers are cautioned that these statements may not be appropriate for their purposes.

Prior  to  compiling Tonmik Import/Export Solutions Inc.'s financial statements,
we   prepared  journal  entries  having  a  material  impact  on  the  financial statements.

The accounts for the year ended December 31, 2009, shown for comparative purposes, were reviewed by other chartered accountants.







Chartered Accountants
/s/ Raymond Chabot Grant Thorton LLP
Laval, December 20, 2010

TONMIK IMPORT/EXPORT SOLUTIONS INC.
EARNINGS AND DEFICIT
For the nine-month period ended September 30, 2010
(Unaudited - See Notice to Reader)



                                                                                          2010-09-30        2009-12-31
                                                                                          (9 MONTHS)       (12 months)
                                                                                                   $                 $


SALES                                                                                      2,701,056          1,090,276


    Inventory, beginning of period                                                         1,706,579           868,737
    Material purchases                                                                       451,273         1,196,618
                                                                                             --------        ----------

                                                                                           2,157,852         2,065,355
    Inventory, end of period                                                                 327,789         1,706,579
                                                                                             --------        ----------

                                                                                           1,830,063           358,776
                                                                                           ----------          --------

GROSS PROFIT                                                                                 870,993           731,500
                                                                                           ----------          --------

Operating expenses
     Commissions                                                                              51,000             24,124
     Rental expenses                                                                          27,926             43,076
     Insurance                                                                                                   15,560
     Data processing                                                                          15,455              6,115
     Office supplies and expenses                                                              7,917             10,025
     Advertising and promotion                                                                 5,543             51,832
     Travel                                                                                   74,728             58,825
     Professional and consulting fees                                                        171,975            181,750
     Management and administration fees                                                       59,878             86,403
     Doubtful accounts                                                                                           22,153
     Taxes and permits                                                                         3,864             11,010
     Telephone and utilities                                                                  11,121             13,060
     Factoring fees                                                                          191,781             21,882
     Interest on long-term debt                                                              139,369            113,492
     Interest and bank charges                                                                39,867             15,338
     Amortization of property and equipment                                                   68,642             20,939
                                                                                              -------            -------

                                                                                             869,066            695,584
                                                                                             --------           --------

NET EARNINGS                                                                                   1,927            35,916
Deficit, beginning of period                                                                (426,376)         (462,292)
                                                                                           ----------        ----------

Deficit, end of period                                                                      (424,449)         (426,376)
                                                                                           ==========        ==========

TONMIK IMPORT/EXPORT SOLUTIONS INC.
BALANCE SHEET
September 30, 2010
(Unaudited - See Notice to Reader)


                                                                                          2010-09-30        2009-12-31
                                                                                                   $                 $

ASSETS
Current assets
    Cash                                                                                                         21,251
    Accounts receivable                                                                       31,792             49,792
    Inventory                                                                                327,789          1,706,579
    Advance receivable                                                                                           57,500
    Advances to a subsidiary, without interest                                             1,223,268
    Advances to an unrelated entity                                                           59,860
                                                                                             -------                 -

                                                                                           1,642,709          1,835,122
Deferred financing costs                                                                                         50,000
Investments (Note 2)                                                                         582,842          1,009,642
Property and equipment (Note 3)                                                              378,390             20,233
                                                                                            --------            -------

                                                                                           2,603,941          2,914,997
                                                                                          ==========         ==========

LIABILITIES
Current liabilities
    Bank indebtedness                                                                         17,455
    Accounts payable and accrued liabilities                                                 133,436            579,059
   Advances to a company under common control, without interest or repayment

    terms                                                                                                        14,140
    Instalments on long-term debt                                                            735,000            429,814
                                                                                            --------           --------

                                                                                             885,891          1,023,013
Advances, without interest or repayment terms
    Related party                                                                             34,595
    Shareholder                                                                              492,094            493,094
Long-term debt (Note 4)                                                                    1,065,810          1,275,266
                                                                                          ----------         ----------

                                                                                           2,478,390          2,791,373

SHAREHOLDERS' EQUITY


Capital stock (Note 5)                                                                       550,000            550,000
Deficit                                                                                    (424,449)          (426,376)
                                                                                          ----------         ----------

                                                                                             125,551            123,624
                                                                                            --------           --------

                                                                                           2,603,941          2,914,997
                                                                                          ==========         ==========





On behalf of the Board,


/s/ Antonio Care
Director

TONMIK IMPORT/EXPORT SOLUTIONS INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2010
(Unaudited - See Notice to Reader)



1 - GOVERNING STATUTES AND NATURE OF OPERATIONS

The Company, incorporated under the Canada Business Corporations Act on November 7, 2005, acts as a distributor of rubber products.

2 - INVESTMENTS

                                                                                          2010-09-30        2009-12-31
                                                                                                   $                 $
Investment in shares of a wholly-owned foreign corporation, Qingdao T.I.E.

Solutions Rubber Products Co. Ltd., at cost                                                  582,842            582,842
Investment  in  a  joint  venture,  representing  58.82%  of  the foreign entity formerly operating as Qingdao Good Rubber Product Co. Ltd., dissolved during the
year                                                                                                            426,800

                                                                                             --------         ----------
                                                                                             582,842          1,009,642
                                                                                             ========         ==========


3 - PROPERTY AND EQUIPMENT
                                                                                                             2010-09-30
                                                                                                             -----------
                                                                             COST    ACCUMULATED AMORTIZATION     NET
                                                                             -----   -------------------------    ----
                                                                                $                 $                 $
Equipment and machinery                                                    439,400            73,064            366,336
Furniture and fixtures                                                      25,727            14,145             11,582
Computer equipment                                                          23,895            23,423                472
                                                                           -------           -------               ----
                                                                           489,022           110,632            378,390
                                                                           ========          ========           ========

                                                                                                             2009-12-31
                                                                                                             -----------
                                                                             Cost  Accumulated amortization       Net
                                                                             ----- -------------------------      ----
                                                                                $                 $                 $
Equipment and machinery                                                     12,600             7,519              5,081
Furniture and fixtures                                                      25,727            11,250             14,477
Computer equipment                                                          23,895            23,220                675
Website                                                                      6,750             6,750
                                                                            ------            ------             -------
                                                                            68,972            48,739             20,233
                                                                            =======           =======            =======



4 - LONG-TERM DEBT
                                                                          CURRENT
                                                                          PORTION         2010-09-30        2009-12-31
                                                                          --------        -----------       -----------
                                                                                 $                  $                 $
Demand non-revolving term loan, Placement Fraine Inc., secured by a fourth ranking immoveable hypothec on the director's
personal residence and a separate personal guarantee signed by the director, 12% per annum payable monthly, originally due
January 2011                                                               250,000            250,000           165,000


TONMIK IMPORT/EXPORT SOLUTIONS INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2010
(Unaudited - See Notice to Reader)


Convertible  promissory  note   for   the  original  amount  of
$268,700,  Perfica  Solutions  Inc.,   8%   per  annum  payable
quarterly, originally due in February 2009                                 175,000           175,000            175,000

Demand   loan,   Kesmat  Investments   Inc.,   secured   by   a
second-ranking security interest on the accounts receivable and a personal guarantee from  a shareholder for the entire amount, prime plus  5%  per annum payable monthly, payable in quarterly instalments of  $65,000 capital with  the  balance due  October
2011                                                                       260,000           963,310            895,266

Demand non-revolving  term  loan  for  an  original  amount  of
$450,000, Bank  of Montreal, secured by  EDC Export Development
Program, prime  plus 3.25%, payable  by  monthly instalments of
$12,500 capital plus interest commencing January 2011                       50,000           412,500            450,000

Term loan, Express Finance, 1.55% per month, repaid during the
period                                                                                                           19,814

                                                                          --------          --------           --------
                                                                                           1,800,810          1,705,080
Instalments due within one year                                            735,000           735,000            429,814
                                                                                            --------           --------

                                                                                           1,065,810          1,275,266
                                                                        ==========        ==========         ==========




5 - CAPITAL STOCK

The Company discloses information on the authorized capital stock only for the classes of shares that have been issued.

AUTHORIZED
Unlimited number of class "A" common shares, voting and participating, without par value


                                                                                          2010-09-30        2009-12-31
                                                                                          -----------       -----------
                                                                                                   $                 $
ISSUED AND FULLY PAID
10,540,000 class "A" common shares                                                          550,000           550,000
                                                                                           ========          ========

6 - COMPARATIVE FIGURES

Certain   comparative  figures  have  been  reclassified  to  conform  with  the presentation adopted in the current year.
